UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     March 16, 2016

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 16, 2016, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) approved the actions described below with respect to executive compensation for the Company’s key employees. As part of a larger equity grant consisting of stock options and two series of restricted shares, the Company previously issued certain restricted stock awards subject to performance-based vesting, with a performance period that will end on March 31, 2017. To date, the performance goals for these awards have not been achieved and it is uncertain whether they will be achieved by the end of the performance period. The Committee approved an amendment to vest one quarter of these shares as of March 18, 2016 subject to a requirement that the remaining shares are forfeited also as of March 18, 2016. The Committee also approved retention bonuses for key executives. The Committee determined that these actions were warranted because the executive team had made significant contributions to the Company in a challenging regulatory environment. In addition, the Committee determined that the actions were appropriate for retention of the Company’s key executive officers. Therefore, the Committee approved the awards described below.

Restricted Stock Award Amendment

Since December 2012, the Board has granted restricted stock awards (the “Awards”) pursuant to the Company’s 2008 and 2011 Stock Option Plans (the “Stock Plans”) subject to the terms of the Group B Form of Award attached as Exhibit 99.3 to the Company’s Form 8-K filed on December 5, 2012, which is incorporated herein by reference. The Awards have four, trailing earnings-per-share performance targets (each an “EPS Target”) that are based on earnings per share (measured at the end of each calendar quarter) for the prior four calendar quarters. Twenty-five percent (25%) of the shares subject to an Award vest if and when each EPS Target is met during the performance period (October 1, 2012 to March 31, 2017). The following table summarizes the Awards granted to the Company’s named executive officers between December 15, 2012 and December 31, 2015.

Named Executive Officer	Total Shares of Restricted Stock Granted	Shares of Restricted Stock Vested as of 12/31/2015	Group B Shares Vesting	First EPS Target
Janet Lewis Matricciani, Principal Executive Officer	26,000	0	6,500	$13.00
John L. Calmes, Jr., Principal Financial Officer	17,600	0	4,400	$13.00

The Company has not yet met any EPS Target, and it is uncertain whether any EPS Targets will be met during the performance period; however, the Committee determined it was in the best interests of the Company to approve the amendment of the Awards (each, an “Amendment”) with Janet Lewis Matricciani and John L. Calmes, Jr. (each a “Named Executive Officer”). Pursuant to each Amendment, the Award for each Named Executive Officer will vest with respect to twenty-five percent (25%) of the shares subject to the Award effective March 18, 2016, and the remaining shares subject to the Award will be forfeited. The Committee has approved the Amendments to award each Named Executive Officer for his or her individual performance in light of the challenges facing the Company in fiscal 2016. However, consistent with the goals of the Stock Plan and Awards to incentivize future performance and service to the Company, each Amendment also restricts each Named Executive Officer’s from selling the vested shares prior to March 31, 2019. No Amendment is an amendment to the Stock Plan or to the form of Award, except as it applies to each Named Executive Officer who has previously received an Award.

The foregoing summary of the Amendments does not purport to be a complete description of the Amendments and is qualified by reference to the terms of the Amendments, which are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Retention Bonuses

The Committee has approved cash retention bonuses for certain key executives including the Named Executive Officers. One-third of the bonus is payable currently. Two-thirds of the bonus is payable on March 31, 2017, provided that this portion of the bonus will be forfeited if the recipient’s employment with the Company terminates for any reason, other than death, prior to March 31, 2017. The Named Executive Officers will receive the cash payments indicated in the table below:

Named Executive Officer	2016 Payment	2017 Payment
Janet Lewis Matricciani	$125,000	$250,000
John L. Calmes, Jr.	$45,000	$90,000

The Committee believes the retention bonuses granted to the Named Executive Officers and other key executives are an appropriate and necessary incentive to retain each such officer.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Restricted Stock Award Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016

World Acceptance Corporation

	By:	/s/ Janet Lewis Matricciani
Janet Lewis Matricciani
Chief Executive Officer

Exhibits

Exhibit 10.1	Form of Restricted Stock Award Amendment